EXHIBIT 10.4

                          KEYBANK NATIONAL ASSOCIATION
                                 TERM LOAN NOTE

BORROWER:                     VICON INDUSTRIES, INC.

PRINCIPAL:                    $388,000                Date:  January 29, 1998


PROMISE TO PAY: The undersigned (the "Borrower"), jointly and severally if more than one signer, does hereby promise to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Bank") at its offices at 1377 Motor Parkway, Islandia, New York 11788, or at any of its branches, the sum of THREE HUNDRED EIGHTY-EIGHT THOUSAND ($388,000) DOLLARS plus interest thereon, from the date hereof in the manner set forth below.

COMPUTATION OF INTEREST: Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the date of receipt of payment.

RATE AND PAYMENT: The unpaid principal balance hereof shall bear interest at a variable rate equal to the Prime Rate minus One Hundred Thirty-Five (135) Basis Points ("Interest Rate"), payable monthly on the first day of the first month following the date hereof and on the first day of each month thereafter until this Note is paid in full. "Prime Rate" shall mean that rate set forth in Federal Reserve Publication H15(519) under the heading "Prime Interest Rate". If such rate does not appear on the Federal Reserve Publication H15(519) the rate shall be the Prime Rate as published in the "Money Rates" column of the Wall Street Journal. The Prime Rate may not be the lowest rate of interest charged by KeyBank for commercial or other extensions of credit. Each change in the Prime Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower. Interest shall be calculated on a three hundred sixty (360) day year and actual number of days elapsed.

Principal repayment shall begin on March 1, 1998 when Borrower shall begin making monthly installments of principal calculated on the basis of an eighty-four (84) month amortization schedule plus accrued interest at the Interest Rate. On February 1, 2003 (the "Maturity Date") (or such earlier date in the event Borrower defaults hereunder), the entire unpaid principal balance of this Note and all accrued but unpaid interest and any other sums due hereunder shall be due and payable.



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Each installment payment shall be applied first to interest at the Interest Rate with the balance, if any, applied to principal. If any monthly installment payment is insufficient to pay the interest due at the Interest Rate, KeyBank will notify the Borrower of the amount of additional interest due and the Borrower will remit said sum to KeyBank or KeyBank shall offset such amount (as hereinafter provided) within five (5) business days.

PREPAYMENT: The Loan may be prepaid in whole or in part in multiples of at least $100,000 on the first of each month following not less than ten (10) days prior written notice, provided Borrower is not then in default.

Partial prepayment shall be credited in inverse order of maturity. Prepayments of borrowings covered by an interest rate swap agreement or other rate protection mechanism may require termination or adjustment of the swap and will be subject to the terms and conditions of the swap agreement with respect to prepayment/termination.

DEFAULT INTEREST RATE: After maturity hereof (whether by acceleration or otherwise) the principal amount hereof and the unpaid interest and fees thereon shall bear interest at a rate per annum equal to the greater of three (3%) percent in excess of the highest applicable interest rate provided for herein or sixteen (16%) percent per annum, but in no event shall the rate either be for or after the occurrence of any event of default or acceleration exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law.

RIGHT OF OFFSET: If any payment is not made when due inclusive of any applicable grace period, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

LATE CHARGES: The Borrower shall pay to the Bank, prior to maturity, for each payment of principal and interest not paid in full within ten (10) days after its due date, a late fee equal to the greater of five (5%) percent of the amount of such payment or fifty ($50) dollars, but not more than one thousand ($1,000) dollars.

SECURITY:  This Note is secured by:

           (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest; and

           (2) a mortgage on property located at 89 Arkay Drive, Hauppauge, New York 11788 and known on the Suffolk County Tax Map as District 0800 Section
181.00 Block 03.00 Lot 002.013 (the "Mortgage"); and



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           (3)       an Assignment of All Leases and Rents from the premises
that is the subject of the Mortgage.

DEFAULT: The Bank may declare the entire unpaid balance of this Note due and payable on the happening of any of the following events:

                     (a) Failure to pay any amount required by this Note when due and Borrower fails to cure such default within five (5) business days, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date and Borrower fails to cure such default within five (5) business days;

                     (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, the Mortgage, or any other document or instrument given to the Bank in connection with this loan within any applicable cure period;

                     (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of any execution, garnishment, or levy against, or the commencement of any proceeding for relief from indebtedness by or against the Borrower;

                     (d) The happening of any event which, in the judgment of the Bank, materially adversely affects the Borrower's ability to repay or the value of any collateral;

                     (e) If any material written representation or statement made to the Bank by the Borrower is untrue;

                     (f) If any material written representation, covenant or warranty made to the Bank by the Borrower is breached;

                     (g) The occurrence of a default under the Mortgage, or any other document or instrument given to the Bank in connection with this loan and Borrower fails to cure such default within any applicable cure period;

                     (h) Failure to provide any reasonable financial information on request upon reasonable notice or permit an examination of books and records upon reasonable notice.

           Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank by reason of Borrower's default, the Borrower agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).


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SUBSEQUENT  AGREEMENTS:  The Borrower shall be bound by any agreement  extending the time or modifying the above terms of payment made by the Bank and any owner(s) of the property covered by the mortgage referred to herein, without notice to the Borrower, and the Borrower shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth
herein,   according  to  the  terms  of  any  such  agreement  of  extension  or modification.

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The Borrower waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its heirs, successors and assigns.

                     IN WITNESS WHEREOF, the Borrower has signed this Note as of the 29th day of January, 1998.

VICON INDUSTRIES, INC.

By:___________________________
   Kenneth M. Darby, President


STATE OF NEW YORK                         )
                                          )  SS.:
COUNTY OF SUFFOLK                         )

             On the 29th day of January, 1998, before me personally came KENNETH
M. DARBY, to me known, who being by me duly sworn, did depose and say that he has a business address located c/o Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, New York; that he is the President of VICON INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument, and he signed his name thereto by order of said corporation.

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                                                   NOTARY PUBLIC